Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of

Intronis, Inc.

Chelmsford, MA

Report on the Financial Statements

We have audited the accompanying financial statements of Intronis, Inc., which comprise the balance sheet as of December 31, 2014, and the related statement of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2014 and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express and opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intronis, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Boston, Massachusetts

June 30, 2015

Intronis, Inc.

Balance Sheets

	As of December 31, 2014	As of June 30, 2015
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,119,757	$3,327,855
Accounts receivable, net	462,393	389,243
Prepaid expenses and other current assets	409,270	558,674

Total current assets	4,991,420	4,275,772
Property and equipment, net	3,384,163	3,678,317
Deposits and other assets	753,190	753,412

Total assets	$9,128,773	$8,707,501

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$702,943	$722,627
Accrued expenses	1,353,653	1,423,912
Deferred revenue	660,810	714,110
Capital leases, current	287,086	126,699
Deferred rent, current	67,335	94,016
Warrant liabilities	191,557	293,322

Total current liabilities	3,263,384	3,374,686
Term loans	3,650,000	3,650,000
Capital leases, less current portion	4,738	—
Deferred rent, less current portion	471,519	420,032

Total liabilities	7,389,641	7,444,718

Commitments and contingencies (Note 5)
Stockholders’ equity:
Series A redeemable convertible preferred stock, $0.0001 par value, 7,319,610 shares authorized, 7,287,178 issued and outstanding as of December 31, 2014 and June 30, 2015, respectively; liquidation preference of $20,760,184 as of June 30, 2015 (unaudited)	7,850,000	7,850,000
Series A-1 redeemable convertible preferred stock, $0.0001 par value, 1,556,802 shares authorized, 1,454,964 issued and outstanding as of December 31, 2014 and June 30, 2015, respectively; liquidation preference of $4,858,004 as of June 30, 2015 (unaudited)	2,077,500	2,077,500
Series B redeemable convertible preferred stock, $0.0001 par value, 3,982,659 shares authorized, issued and outstanding as of December 31, 2014 and June 30, 2015, respectively; liquidation preference of $19,426,712 as of June 30, 2015 (unaudited)	12,201,549	12,214,918
Common stock, $0.0001 par value, 22,571,327 shares authorized, 6,021,739 and 5,959,498 shares issued and outstanding as of December 31, 2014 and June 30, 2015 (unaudited), respectively	602	596
Shareholder notes receivable	(237,934)	(212,912)
Additional paid-in capital	5,932,865	6,014,760
Accumulated deficit	(26,085,450)	(26,682,079)

Total stockholders’ equity	1,739,132	1,262,783

Total liabilities and stockholders’ equity	$9,128,773	$8,707,501

The accompanying notes are an integral part of these financial statements.

Intronis, Inc.

Statements of Operations

	Year Ended December 31,	Six Months Ended June 30,
	2014	2014	2015
		(unaudited)
Revenue	$18,291,951	$8,598,341	$10,857,076
Cost of revenue	4,278,045	1,906,748	2,637,122

Gross profit	14,013,906	6,691,593	8,219,954

Operating expenses:
Sales and marketing	6,872,672	3,295,550	3,784,442
General and administrative	3,698,775	1,936,305	2,011,989
Research and development	5,016,683	2,416,754	2,773,768

Total operating expenses	15,588,130	7,648,609	8,570,199

Loss from operations	(1,574,224)	(957,016)	(350,245)

Other (income) expense:
Interest expense	265,772	133,978	234,802
Other income	(3,134)	(1,682)	(1,787)

Total other expense	262,638	132,296	233,015

Net loss	$(1,836,862)	$(1,089,312)	$(583,260)

The accompanying notes are an integral part of these financial statements.

Intronis, Inc.

Statements of Stockholders’ Equity

	Redeemable Convertible Preferred Stock						Common Stock		Shareholder Notes Receivable	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Series A		Series A-1		Series B
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of December 31, 2013	7,287,178	$7,850,000	1,454,964	$2,077,500	3,982,659	$12,174,857	5,999,339	$600	$(234,800)	$5,665,736	$(24,221,896)	$3,311,997
Stock-based compensation	—	—	—	—	—	—	—	—	—	259,481	—	259,481
Accretion of redeemable convertible preferred stock	—	—	—	—	—	26,692	—	—	—	—	(26,692)	—
Exercise of stock options	—	—	—	—	—	—	22,400	2	—	7,648	—	7,650
Interest earned on shareholder notes receivable	—	—	—	—	—	—	—	—	(3,134)	—	—	(3,134)
Net loss	—	—	—	—	—	—	—	—	—	—	(1,836,862)	(1,836,862)

Balance as of December 31, 2014	7,287,178	7,850,000	1,454,964	2,077,500	3,982,659	12,201,549	6,021,739	602	(237,934)	5,932,865	(26,085,450)	1,739,132
Stock-based compensation (unaudited)	—	—	—	—	—	—	—	—	—	108,476	—	108,476
Accretion of redeemable convertible preferred stock (unaudited)	—	—	—	—	—	13,369	—	—	—	—	(13,369)	—
Cancellation of restricted common stock (unaudited)	—	—	—	—	—	—	(62,241)	(6)	26,587	(26,581)	—	—
Interest earned on shareholder notes receivable (unaudited)	—	—	—	—	—	—	—	—	(1,565)	—	—	(1,565)
Net loss (unaudited)	—	—	—	—	—	—	—	—	—	—	(583,260)	(583,260)

Balance as of June 30, 2015 (unaudited)	7,287,178	$7,850,000	1,454,964	$2,077,500	3,982,659	$12,214,918	5,959,498	$596	$(212,912)	$6,014,760	$(26,682,079)	$1,262,783

The accompanying notes are an integral part of these financial statements.

Intronis, Inc.

Statements of Cash Flows

	Year Ended December 31,	Six Months Ended June 30,
	2014	2014	2015
		(unaudited)
Cash flows from operating activities:
Net loss	$(1,836,862)	$(1,089,312)	$(583,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,029,235	462,340	697,383
Stock-based compensation	259,481	127,479	108,476
Non-cash interest income	(3,134)	(1,681)	(1,565)
Change in fair value of warrant liability	13,618	6,177	101,765
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(180,635)	(54,077)	73,150
Prepaid expenses and other assets	(230,528)	(195,715)	(149,626)
Increase (decrease) in:
Accounts payable	14,961	(207,632)	19,684
Accrued expenses	266,237	75,479	70,259
Deferred rent	(122,293)	(118,301)	(24,806)
Deferred revenue	104,856	53,853	53,300

Net cash (used in) provided by operating activities	(685,064)	(941,390)	364,760
Cash flows from investing activities:
Purchases of property and equipment	(1,801,223)	(603,048)	(991,537)

Net cash used in investing activities	(1,801,223)	(603,048)	(991,537)
Cash flows from financing activities:
Proceeds from term loans	1,000,000	—	—
Proceeds from line of credit	608,333	—	760,417
Repayments of term loans	(608,333)	—	(760,417)
Payments on capital lease obligations	(247,777)	(100,939)	(165,125)
Proceeds from exercise of stock options	7,650	—	—

Net cash provided by (used in) financing activities	759,873	(100,939)	(165,125)

Net decrease in cash and cash equivalents	(1,726,414)	(1,645,377)	(791,902)
Cash and cash equivalents, beginning of period	5,846,171	5,846,171	4,119,757

Cash and cash equivalents, end of period	$4,119,757	$4,200,794	$3,327,855

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$252,154	$127,801	$133,037
Income taxes	$—	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Accretion of redeemable convertible preferred stock	$26,692	$13,339	$13,369
Cancellation of restricted common stock	$—	$—	$26,587

The accompanying notes are an integral part of these financial statements.

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

1.	NATURE OF BUSINESS

Intronis, Inc., a Delaware corporation (the “Company” or “Intronis”), is a “Software as a Service” (“SaaS”) provider that offers secure online backup storage, archiving and recovery infrastructures for consumers, small and medium sized businesses and large enterprises worldwide.

The Company is subject to risks common to technology companies in similar stages of development including, but not limited to, the need for successful development of new technology, development of markets and distribution channels, raising sufficient capital to support operations, protection of proprietary technology, dependence on key personnel, fluctuations in operating results and risks associated with changes in information technology.

On October 12, 2015, Barracuda Networks, Inc. acquired all of the outstanding shares of the Company (see Note 10).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting standards set by the Financial Accounting Standards Board (“FASB”). The FASB sets generally accepted accounting principles (“GAAP”) to ensure financial condition, results of operations, and cash flows are consistently reported. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification (“FASB ASC”).

Unaudited Interim Financial Information

The accompanying interim balance sheet as of June 30, 2015, the related interim statements of operations and cash flows for the six months ended June 30, 2015 and 2014, the statement of stockholders’ equity for the six months ended June 30, 2015 and the related footnote disclosures are unaudited. These unaudited interim financial statements have been prepared on the same basis as the audited financial statements and in the opinion of management include all adjustments, which are normal recurring adjustments, necessary for the fair presentation of the financial position as of June 30, 2015 and the results of operations and cash flows for the six months ended June 30, 2015 and 2014. The results for the six months ended June 30, 2015 are not necessarily indicative of the results expected for the full fiscal year or any other interim period or any future period.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities during the reporting period. Actual results could differ from these estimates. Significant estimates include the useful lives of property and equipment, accrued liabilities, revenue recognition and the deferred tax valuation allowance.

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, are cash equivalents and accounts receivable. The Company considers all highly liquid investments with an original maturity of 90 days or less at the time of original purchase to be cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts, which at times Intronis, Inc. may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company sells its products primarily to small to mid-sized corporate customers located domestically. Concentrations of credit risk with respect to trade receivables are limited due to the nature of the customers comprising the Company’s customer base. The Company monitors its accounts receivable credit risk as a matter of policy. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to exist in the Company’s accounts receivable.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off against the allowance when identified. At December 31, 2014 and June 30, 2015, the allowance for doubtful accounts was $22,958 and $51,958 (unaudited), respectively.

Deferred Rent

Rent expense is recorded on a straight line basis over the term of the lease. Deferred rent represents the difference between rent amounts paid and amounts recognized as expense, and is included in deferred rent in the accompanying balance sheets. The Company’s landlord incurred costs for a tenant improvement allowance on the Company’s Chelmsford, MA office. The costs are included as a component of the deferred rent, and are reflected as a reduction of rent expense over the lease term. At December 31, 2014 and June 30, 2015, the deferred rent balance was $538,854 and $ 514,048 (unaudited), respectively.

Property and Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. The following estimated useful lives used are:

Furniture and fixtures	7 years
Computer equipment	4 years
Software	3 years

Internal-Use Software

Development costs related to cloud-based services, are capitalized as incurred during the application development stage. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. The Company has not incurred any material qualifying costs during the application development stage in any of the periods presented.

Impairment of Long-Lived Assets

The Company’s long-lived assets are reviewed by management for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based on its undiscounted future cash flows. For the periods presented, the Company has not identified any impairment of its long-lived assets.

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

Revenue Recognition

The Company’s revenues consist of monthly subscription services and usage fees. The Company recognizes revenue in accordance with FASB ASC Topic 605, Revenue Recognition. Revenue is generally recorded when the services have been performed provided that persuasive evidence of an arrangement exists, the price to the buyer is fixed or determinable and collectability is reasonably assured.

Subscription revenues are generated from data backup and storage solutions hosted on the Company’s SaaS platform. Revenues from subscriptions are recognized over the subscription period. Usage fees are recognized in the period which they are earned.

Deferred revenues represent amounts billed for customer monthly subscription fees, which are generally billed monthly in advance.

Stock-Based Compensation

The Company accounts for its share-based payments in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. The guidance requires all share-based payments to employees, directors and non-employee consultants, including grants of employee stock options, to be recognized in the statement of operations based on their fair values.

The Company uses the Black-Scholes option pricing model to determine the fair value of options granted. In accordance with FASB ASC Topic 718, the Company recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected term, risk-free interest rate and expected dividends. The Company does not have a history of market prices of its common stock as it is not a public company, and as such volatility is estimated using historical volatilities of similar public entities. The expected life of the awards is estimated based on the simplified method. The risk free interest rate assumption is based on observed interest rates appropriate for the terms of the awards. The dividend yield assumption is based on the history and expectation of paying no dividends.

The weighted-average fair value of stock options granted during the year ended December 31, 2014, under the Black-Scholes option pricing model was $0.33 per share. The fair value of stock options issued to employees was calculated with the following assumptions:

2014
Risk-free interest rate	1.84 – 2.01%
Expected dividend yield	0%
Volatility factor	51%
Expected life of option	6.08 years

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

The Company recorded stock-based compensation expense in connection with share-based awards of $259,481 for the year ended December 31, 2014 and $108,476 and $127,479 for the six months ended June 30, 2015 and 2014 (unaudited), respectively. As of December 31, 2014 and June 30, 2015 (unaudited), there was $550,162 and $349,451 of unrecognized compensation expense related to non-vested stock option awards that is expected to be recognized over weighted average periods of 2.21 and 1.86 years, respectively. No tax benefit was recorded related to options grants during the periods presented.

Fair Value of Financial Instruments

The Company accounts for the fair value measurements in accordance with accounting guidance that defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 -	Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. The Company does not have any instruments meeting the criteria of Level 1 inputs.

Level 2 -	Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. The Company does not have any instruments meeting the criteria of Level 2 inputs.

Level 3 -	Pricing inputs include unobservable inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability, which are developed based on the best information available.

Assets and liabilities that are within the provisions of accounting guidance that defines fair value, such as the Company’s warrant liabilities, are recorded at fair value using market valuation approaches. The Company’s warrant liabilities are not exchange traded instruments and no observable inputs exist. The warrants are valued based on unobservable inputs that reflect the reporting entity’s own assumptions in pricing the liabilities and accordingly classified as level 3 inputs.

Financial instruments measured and reported at fair value on a recurring basis as of December 31, 2014 are as follows:

Quoted
Prices in
		Active	Significant
	Balance	Markets for	Other	Significant
	as of	Identical	Observable	Unobservable
	December 31,	Assets	Inputs	Inputs
	2014	(Level 1)	(Level 2)	(Level 3)

Warrant liabilities	$191,557	$—	$—	$191,557

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

Financial instruments measured and reported at fair value on a recurring basis as of June 30, 2015 are as follows (unaudited):

Quoted
Prices in
		Active	Significant
	Balance	Markets for	Other	Significant
	as of	Identical	Observable	Unobservable
	June 30,	Assets	Inputs	Inputs
	2015	(Level 1)	(Level 2)	(Level 3)

Warrant liabilities	$293,322	$—	$—	$293,322

Activity for liabilities classified as Level 3:

Level 3
Beginning balance at December 31, 2013	$177,939
Change in fair value	13,618

Ending balance at December 31, 2014	191,557
Change in fair value (unaudited)	101,765

Ending balance at June 30, 2015 (unaudited)	$293,322

The valuation of these instruments is determined using widely accepted valuation techniques including the Black-Scholes Pricing Model. The fair value was determined using this model with assumptions for volatility, expected dividend yield; expected term and risk-free interest rate (see Note 6). The warrants are categorized as Level 3 of the fair value hierarchy.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2014 totaled $152,657, and $40,432 and $91,822 for the six months ended June 30, 2015 and 2014 (unaudited), respectively.

Income Taxes

The Company uses the liability method under FASB ASC Topic 740, Income Taxes, in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and for net operating loss carryforwards, measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are provided, if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company follows the provisions of applicable accounting standards relative to accounting for uncertain tax positions. Under these provisions, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax positions as well as the consideration of the available facts and circumstances. As of December 31, 2014 and June 30, 2015 (unaudited), the Company does not have any material uncertain tax positions.

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

3.	PROPERTY AND EQUIPMENT

	December 31, 2014	June 30, 2015
		(unaudited)
Property and equipment
Furniture and fixtures	$332,191	$332,191
Computer equipment	4,807,921	5,790,360
Software	239,078	240,278
Leasehold improvements	993,269	1,001,167

	6,372,459	7,363,996
Less - accumulated depreciation and amortization	(2,988,296)	(3,685,679)

	$3,384,163	$3,678,317

Depreciation expense for the year ended December 31, 2014 was $1,029,235, and $697,383 and $462,340 for the six months ended June 30, 2015 and 2014 (unaudited), respectively.

4.	NOTES PAYABLE

On June 16, 2010, the Company entered into a Loan and Security agreement that provided for a $1,200,000 revolving line of credit secured by substantially all of the assets of the Company. In conjunction with the Loan and Security agreement the Company issued a warrant to the lender during 2010 to purchase 32,432 shares of Series A preferred stock at $1.11 per share (see Note 7). The $26,054 grant date fair value of the warrants was recorded as deferred financing costs and was being amortized as non-cash interest expense over the life of the Loan and Security Agreement. The deferred financing costs were fully amortized as of December 31, 2014.

On April 4, 2011, the Company amended the Loan and Security agreement to provide for up to $3,000,000 in Term Loans, a $2,000,000 formula line of credit based upon a percentage of eligible accounts receivable as defined in the agreement and a $1,200,000 non-formula line of credit based upon eligible unbilled contract revenue as defined in the agreement.

On April 20, 2012, the Company amended the Loan and Security agreement to provide up to $2,000,000 in the form of a non-formula line of credit at an interest rate of the greater of the prime rate plus 3% or 6.25%, not to exceed 10%, with interest payable monthly on the first day of each month. On November 6, 2012, the amortization schedule was changed via an Amendment to the Loan and Security Agreement to 15 monthly installments of principal and interest beginning on January 30, 2013. The maturity date of the Formula Revolving Line of Credit (“Formula Revolving Line of Credit”) was extended to March 31, 2014 and the aggregate principal amount of credit extensions were capped at $5,000,000 as part of this amendment.

In conjunction with the April 2012 amendment to the Loan and Security agreement, the Company issued a warrant to the lender during 2012 to purchase 36,362 shares of Series A-1 preferred stock at an exercise price of $1.50 per share (see Note 6). The $26,817 grant date fair value of the warrants was recorded as deferred financing costs and was amortized as non-cash interest expense over the life of the Loan and Security Agreement at the time of issuance. As of December 31, 2014, the deferred financing costs were fully amortized.

On June 22, 2012 the Company amended the Loan and Security agreement to allow up to $750,000 of permitted indebtedness outside of the Loan and Security agreement for the purpose of acquiring computer equipment through a leasing arrangement with an equipment leasing company. This was further amended on August 21, 2012, allowing up to $1,000,000 of permitted indebtedness outside of the Loan and Security Agreement for the purpose of acquiring computer equipment through a leasing arrangement with an equipment leasing company (see Note 5).

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

In September 2013, the Company amended the Loan and Security Agreement to provide up to $2,000,000 in the form of a Recurring Revenue Revolving Line of Credit at an interest rate of the greater of the prime rate plus 2%, or 5.25%, not to exceed 9.00%, with interest payable monthly on the first day of each month. Amounts outstanding on the Recurring Revenue Revolving Line of Credit are payable in 24 monthly installments of principal and interest beginning on September 25, 2014 with interest only payments for the first 12 months beginning September 25, 2013 and the maturity date extended to September 25, 2016. Further, the amendment provides for a term loan which consolidates the aggregate principal amounts of all other obligations into one term loan (Term Loan A), whose proceeds were used to refinance all outstanding obligations existing as of October 31, 2013. Term Loan A bears an interest rate of the greater of the prime rate plus 2%, or 5.25%, not to exceed 9.00% (5.25% at December 31, 2014), with interest payable monthly on the first day of each month. Amounts outstanding on Term Loan A are payable in 24 monthly installments of principal and interest beginning on September 25, 2014 with interest only payments for the first 12 months beginning September 25, 2013 and the maturity date extended to September 25, 2016. Lastly, the amendment allows the Company to make one or more term loans in an aggregate principal amount of $1,000,000 (Term Loan B) to be used for general working capital purposes and for capital expenditures.

Term Loan B bears an interest rate of the greater of the prime rate plus 2%, or 5.25%, not to exceed 9.00%, with interest payable monthly on the first day of each month. Amounts outstanding on Term Loan B are payable in 24 monthly installments of principal and interest beginning on September 25, 2014 with interest only payments for the first 12 months beginning September 25, 2013 and the maturity date extended to September 25, 2016. As of December 31, 2014, there was $2,208,334 outstanding under Term Loan A, $833,333 outstanding under Term Loan B, and $608,333 under the Recurring Revolving Line of Credit.

In June 2015, the Company amended the Loan and Security Agreement to provide $6,000,000 in the form of a Recurring Revenue Revolving Line of Credit at an interest rate of the greater of the prime rate plus 1%, or 4.25%, not to exceed 9.00%, with interest payable monthly on the first day of each month. Amounts outstanding on the Recurring Revenue Revolving Line of Credit are payable in 24 monthly installments of interest only beginning in June 2015, the remaining principal balance due upon the maturity date in June 2017. The amendment consolidates the aggregate principal amounts of Term Loan A, Term Loan B, and the Recurring Revolving Line of Credit that were outstanding as of the amendment date. As of June 30, 2015 (unaudited), there was $3,650,000 outstanding under the amended Loan and Security Agreement, which was repaid in conjunction with the closing of the acquisition of the Company (see Note 10).

5.	COMMITMENTS AND CONTINGENCIES

Capital Leases

On August 20, 2012, the Company entered into a Master Equipment Lease Agreement with an equipment leasing company for the purchase of up to $1,000,000 of equipment (see Note 4) between August 8, 2012 and August 8, 2013, with a minimum requirement of $50,000 for each lease schedule. The term of each lease schedule is 36 months. A security deposit of 12.5% of the aggregate equipment capitalized cost was paid at the execution of each lease schedule. The Company has the right to return all the equipment under each lease schedule at the end of the term, subject to a restocking fee of 7.5% of the original equipment capitalized cost, or extend the lease term for an additional 24 months and upon expiration of the extension, may extend for an additional 60 months, plus any monthly maintenance charges. The Company also has the right to repurchase all the equipment under each lease schedule at the end of the initial term for fair market value of no less than 15% of the original equipment capitalized cost.

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

The leased equipment has been included in the Company’s balance sheet at December 31, 2014 and June 30, 2015 and depreciated in the same manner as its other fixed assets. The leased equipment had a cost of $848,929 at December 31, 2014 and June 30, 2015 (unaudited), and the related amortization of these leases totaled $213,269 for the year ended December 31, 2014 and $106,634 for both the six months ended June 30, 2015 and 2014 (unaudited), respectively.

Future minimum payments under capital leases for the fiscal years ending December 31 are approximately as follows:

2015	$321,267
2016	4,928

326,195
Less-interest	(34,371)

Present value of minimum capital lease obligations	291,824
Less-current portion of capital lease obligations	287,086

$4,738

Operating Leases

The Company leases office facilities under non-cancelable operating leases. In July 2014, the Company signed a second amendment for an additional 9,278 square feet to its Chelmsford, MA location, for a total of 26,123 square feet expiring through January 31, 2020. Rent expense under these agreements was $725,299 for the year ended December 31, 2014 and $449,638 and $340,729 for the six months ended June 30, 2015 and 2014 (unaudited), respectively.

In March 2013, the Company consolidated its operations in one facility in Chelmsford, MA. In September 2013, the Company signed an agreement to sublease to a tenant 6,250 square feet of leased office space in Boston, MA no longer occupied by the Company. The sublease began in September 2013 and ends in December 2018. In April 2014, the Company signed a second agreement to sublease to a tenant the remaining 6,250 square feet of leased office space in Boston, MA no longer occupied by the Company. The sublease began in April 2014 and ends in December 2018. Rental income under these agreements was $372,029 for the year ended December 31, 2014 and $235,434 and $137,834 for the six months ended June 30, 2015 and 2014 (unaudited), respectively.

The Company’s future minimum payments are shown net of sublease income in the future minimum payments below.

As of December 31, 2014, future minimum payments under non-cancelable operating leases for the fiscal years ending December 31 are as follows:

2015	$512,416
2016	550,316
2017	571,003
2018	592,361
2019	574,706
Thereafter	47,892

$2,848,694

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

6.	STOCKHOLDERS’ EQUITY

Redeemable Convertible Preferred Stock

The Series A, A-1 and B preferred stock have the following characteristics:

Conversion Rights

The Series A, A-1 and B preferred stock is convertible into the Company’s common stock, at any time, at the option of the holder. Each share of Series A and A-1 preferred stock is convertible into 1 share of common stock, subject to certain anti-dilution adjustments. Each share of Series B preferred stock is convertible into 1.039637 shares of common stock, subject to certain anti-dilution adjustments. All outstanding shares of Series A, A-1 and B preferred stock shall automatically convert into common shares upon (i) the vote of at least a majority of the then outstanding shares of preferred stock or (ii) if the Company shall effect a firm commitment underwritten public offering of shares of common stock in which the price per shares of the common stock is not less than $9.4317, for which the aggregate proceeds, less underwriting discounts and commissions, is not less than $30,000,000.

Voting

The holders of Series A, A-1 and B preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which the shares of preferred stock could be converted as of the record date.

Dividends

The holders of Series A, A-1 and B preferred stock are entitled to receive dividends when and if declared by the Board of Directors.

Liquidation Preference

Upon liquidation of the Company, each holder of outstanding shares of preferred stock, on a pari passu basis, shall be entitled to be paid in cash, before any other capital stock ranking junior to the preferred stock (common stock). Holders of the Series A preferred stock are entitled to a preferred preference amount of $1.11 per share plus any undeclared, unpaid dividends. Holders of the Series A-1 preferred stock are entitled to a preferred preference amount of $1.50 per share plus any undeclared, unpaid dividends. Holders of the Series B preferred stock are entitled to preferred preference amount of $3.024 per share plus any undeclared, unpaid dividends. If assets are insufficient to pay the aggregate preferred preference amounts, then the preferred stockholders shall share ratably in any distribution in connection with a liquidation event in proportion to the full preferential amounts to which they are entitled. If assets remain for distribution after satisfying the preferred preference amounts, the remaining assets and funds of the Company shall be distributed among the common stockholders and preferred stockholders on an as if converted basis.

The maximum participation amount of the Series A preferred stock is $5.55 per share. The maximum participation amount of the Series A-1 preferred stock is $7.50 per share. The maximum participation amount of the Series B preferred stock is $12.096 per share.

Redemption

The preferred stock may be redeemed upon written election of at least a majority of the then outstanding shares of preferred stock, voting, at any time on or after November 7, 2017. The redemption price per share of the preferred stock shall be the greater of (i) the preferred stock preference amount plus an amount equal to 6% of the Original Issue Price per annum accruing since the first Redemption Date, compounded annually, or (ii) the fair market value of the preferred stock as determined by the Company and the holders of at least a majority of the then outstanding shares of preferred stock. If funds are insufficient to redeem all of the shares of preferred stock then the Company will redeem the maximum possible whole shares ratably among the holders of the preferred stock. The preferred stock shares not redeemed shall remain outstanding and the redemption price for each share shall increase at a rate of 6% per annum, compounded annually, until the shares are redeemed.

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

Series A Preferred Stock Warrants

In June 2010, in conjunction with a Loan and Security agreement, the Company issued a warrant to purchase 32,432 shares of Series A preferred stock. The warrant has an exercise price of $1.11 per share and expires on June 16, 2017. The warrant had an estimated fair value of $26,054 at the date of issuance as determined using the Black-Scholes option pricing model with following assumptions; no dividend yield; weighted average risk free rate of 2.73%; volatility of 79% and a contractual life of 7 years. The warrant is classified as a liability, with changes in fair value of the liability recorded as in earnings. For the year ending December 31, 2014, the Company recorded a loss to reflect the change in fair value of the warrant associated with the debt of $3,125, and $24,344 and $762 for the six months ended June 30, 2015 and 2014, respectively. As of December 31, 2014 and June 30, 2015 (unaudited), the warrant had a fair value of $33,883 and $58,227, respectively.

Series A-1 Preferred Stock Warrants

In April 2012, in conjunction with the third amendment to the Loan and Security agreement (see Note 4), the Company issued a warrant to purchase 36,362 shares of Series A-1 preferred stock. The warrant has an exercise price of $1.50 per share and expires on April 18, 2019. The warrant had an estimated fair value of $26,817 at the date of issuance as determined using the Black-Scholes option pricing model with following assumptions; no dividend yield; weighted average risk free rate of 1.38%; volatility of 47% and a contractual life of 7 years. The warrant is classified as a liability, with changes in fair value of the liability recorded as in earnings. For the year ended December 31, 2014 and six months ended June 30, 2015 and 2014 (unaudited), the Company recorded a loss to reflect the change in fair value of the warrant of $494, $26,866 and $311, respectively. As of December 31, 2014 and June 30, 2015 (unaudited), the warrant had a fair value of $48,367 and $75,233, respectively.

In connection with the April 2012 Note Purchase Agreement (as amended June 12, 2012), the Company authorized the issuance of a warrant to the lender to purchase 36,364 shares of Series A-1 preferred stock. The warrant has an exercise price of $1.50 per share and expires at various dates throughout 2022. The warrant had an estimated fair value of $31,633 at the date of issuance as determined using the Black-Scholes option pricing model with the following assumptions; no dividend yield; weighted average risk free rate of 1.65%, volatility of 47% and contractual life of 10 years. The warrant is classified as a liability, with changes in fair value of the liability recorded as earnings. For the years ended December 31, 2014 and six months ended June 30, 2015 and 2014 (unaudited), the Company recorded a loss to reflect the change in the fair value of the warrant associated with the April 2012 Note Purchase Agreement of $5,426, $28,036 and $2,775, respectively. As of December 31, 2014 and June 30, 2015 (unaudited), the warrant had a fair value of $60,468 and $88,504, respectively.

In connection with a September 2012 Note Purchase Agreement, the Company authorized the issuance of a warrant to the lender to purchase 26,668 shares of Series A-1 preferred stock. The warrant has an exercise price of $1.50 per share and expires at various dates throughout 2022. The warrant had an estimated fair value of $23,324 at the date of issuance as determined using the Black-Scholes option pricing model with the following assumptions; no dividend yield; weighted average risk fee rate of 1.79%, volatility of 47% and a contractual life of 10 years. The warrant is classified as a liability, with changes in fair value of the liability recorded as earnings. For the year ended December 31, 2014 and the six months ended June 30,

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

2015 and 2014 (unaudited), the Company recorded a loss to reflect the change in the fair value of the warrant associated with the September 2012 Note Purchase Agreement of $4,182, $20,627 and $2,133, respectively. As of December 31, 2014 and June 30, 2015 (unaudited), the warrant had a fair value of $44,735 and $65,362, respectively.

In connection with a Series A-1 Rights Offering, the Company authorized the issuance of warrants to purchase 1,412 shares of Series A-1 preferred stock. The warrants have an exercise price of $1.50 per share and expire on October 15, 2022. The warrants had an estimated fair value of $1,231 at the date of issuance as determined using the Black-Scholes option pricing method with the following assumptions; no dividend yield; weighted average risk free rate of 1.70%, volatility of 47% and a contractual life of 10 years. The warrants are classified as liabilities, with changes in fair value of the liabilities recorded as earnings. For the year ended December 31, 2014 and the six months ended June 30, 2015 and 2014 (unaudited), the change in the fair value of the warrants associated with the Series A-1 Rights Offering agreement was $222, $1,092 and $113, respectively. As of December 31, 2014 and June 30, 2015 (unaudited), the warrants had a fair value of $2,369 and $3,461, respectively.

In connection with the Series B Rights Offering, the Company authorized the issuance of warrants to purchase 1,034 shares of Series A-1 preferred stock. The warrants have an exercise price of $1.50 per share and expire October 15, 2022. The warrants had an estimated fair value of $902 at the date of issuance as determined using the Black-Scholes option pricing method with the following assumptions; no dividend yield; weighted average risk free rate of 1.70%, volatility of 47% and a contractual life of 10 years. The warrants are classified as liabilities, with changes in fair value of the liabilities recorded as earnings. For the year ended December 31, 2014 and the six months ended June 30, 2015 and 2014 (unaudited), the change in the fair value of the warrants associated with the Series B Rights Offering agreement was $169, $800 and $83, respectively. As of December 31, 2014 and June 30, 2015 (unaudited), the warrants had a fair value of $1,735 and $2,535, respectively.

Common Stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors. Upon liquidation, dissolution, or winding up, the stock holders are entitled to share pro rata in the net assets available after the payment of the liquidation preference of holders of any outstanding preferred stock. As of December 31, 2014, the Company has 22,571,327 authorized shares of common stock, of which the following are reserved for future issuance:

Conversion of Series A preferred stock	7,287,178
Conversion of Series A-1 preferred stock	1,454,964
Conversion of Series B preferred stock	3,982,659
Stock options outstanding	2,662,401
Stock options available for grant	1,780,985
Series A preferred stock warrants	32,432
Series A-1 preferred stock warrants	101,840
Common stock warrants	225,570

17,528,029

Common Stock Warrants

In conjunction with a previously outstanding promissory note agreement, the Company issued warrants to purchase 225,570 shares of Common Stock. The warrants have an exercise price of $1.32 per share and expire on April 20, 2019. The warrants are accounted for as equity and are classified as a component of additional paid in capital.

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

Shareholder Notes Receivable

Certain of the Company’s employee stock options contain provisions whereby the employee can exercise the option prior to vesting in exchange for shares of restricted common stock. The restricted shares allow the Company to repurchase the unvested shares for the original purchase price. The restrictions lapse and shares vest according to the same vesting schedule in the option agreements. The option exercise price was paid through secured promissory notes and stock pledge agreements. The promissory notes bear interest at annual rates between 0.88% and 2.44%. All outstanding principal and accrued interest is due and payable to the Company on the earlier of (i) in the event of termination of the employee’s employment from the Company, 90 days after the termination date, (ii) in the event of a Company IPO on the business day immediately prior to the registration, (iii) in the event of a change of control on the closing date, as defined in the agreements, (iv) the 9th anniversary of the promissory notes or (v) the date of a default event. During the year ended December 31, 2014 and the six months ended June 30, 2015 and 2014 (unaudited), the Company recorded $3,134, $1,565 and $1,681 of accrued interest income related to the shareholder notes receivable.

As of December 31, 2014 and June 30, 2015 (unaudited), the total amount due from employees was $237,934 and $212,912, respectively, and is recorded as a shareholder receivable in the statement of stockholders’ deficit. During the six months ended June 30, 2015 (unaudited), a total of $26,587 of the shareholder notes receivable were cancelled in conjunction with the cancellation of 62,241 unvested shares.

A summary of the Company’s restricted common stock activity is as follows:

	Number of Shares	Weighted- Average Exercise Price Per Share
Restricted common stock at December 31, 2013	326,307	$0.41
Granted	—	—
Vested	(142,176)	0.39
Canceled	—	—

Restricted common stock at December 31, 2014	184,131	$0.38

Granted (unaudited)	—	—
Vested (unaudited)	(56,244)	0.43
Canceled (unaudited)	(62,241)	0.43

Restricted common stock at June 30, 2015 (unaudited)	65,646	$0.42

7.	STOCK OPTIONS

The Company established the 2009 Incentive Stock Plan (the 2009 Plan) which provides for shares of common stock to be issued as incentive stock options (ISOs) or nonqualified stock options and as restricted stock. Exercise prices and vesting periods are determined on the date of grant by the board of directors. Options generally vest ratably over four years and expire ten years from the date of grant. As of December 31, 2014 the Company has reserved a total of 4,443,386 shares of its common stock for issuance pursuant to the 2009 Plan and there were 1,780,985 shares available for future grant.

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

Option activity for the year ended December 31, 2014, under the 2009 Plan, is as follows:

	Number of Options	Weighted- Average Exercise Price Per Share
Outstanding options at December 31, 2013	2,651,921	$0.54
Granted	197,500	0.65
Exercised	(22,400)	0.34
Canceled	(164,520)	0.47

Outstanding at December 31, 2014	2,662,501	$0.55

Options exercisable at December 31, 2014	1,199,027	$0.51

For the six months ended June 30, 2015 (unaudited), option activity was insignificant.

Information regarding stock options outstanding that are vested or expected to vest as of December 31, 2014, is as follows:

Vested and Expected to Vest				Options Exercisable
			Weighted-			Weighted-
		Weighted-	Average		Weighted-	Average
		Average	Remaining		Average	Remaining
Exercise Prices	Number of Options	Exercise Price	Contractual Life (Years)	Number of Options	Exercise Price	Contractual Life (Years)
$0.19	70,000	$0.19	4.66	70,000	$0.19	4.66
$0.23	89,620	0.23	6.43	87,708	0.23	6.42
$0.34	207,049	0.34	7.49	148,100	0.34	7.47
$0.59	1,854,122	0.59	8.33	866,240	0.59	8.30
$0.65	172,519	0.65	9.32	26,979	0.65	9.35

	2,393,310	$0.55	8.15	1,199,027	$0.51	7.87

8.	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and net operating loss carryforwards.

Deferred tax assets consist of the following as of December 31, 2014:

Net operating loss carryforwards	$7,445,000
Other	601,000

Total deferred tax assets	8,046,000

Less - valuation allowance	(8,046,000)

Net deferred tax assets	$—

Intronis, Inc.

Notes to Financial Statements

(Information as of June 30, 2015 and for the six months ended June 30, 2014 and 2015 is unaudited)

(continued)

As of December 31, 2014, the Company had federal and state net operating loss carryforwards of approximately $20,470,000 and $8,990,000, respectively, with expiration dates ranging from 2015 to 2033. As of December 31, 2014, the Company also has available research and development tax credit carryforwards for federal income tax purposes of approximately $215,000 and $220,000 for state income tax purposes, which begin to expire in 2033.

Utilization of the net operating loss carryforwards and research and development tax credits may be subject to a substantial annual limitation due to ownership change limitations that could occur in the future as provided by Section 382 of the Internal Revenue Code of 1986. These ownership changes may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income and tax, respectively.

The Company has provided a valuation allowance for the full amount of its net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating carryforwards cannot be sufficiently assured. During the year ended December 31, 2014 and the six months ended June 30, 2015 (unaudited), the valuation allowance increased by $625,000 and $446,000, respectively.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2014, the Company had no accrued interest or penalties related to uncertain tax positions and the tax years 2010 through 2014 remain open to examination by the state and federal taxing jurisdictions to which we are subject.

9.	RELATED PARTY TRANSACTIONS

In conjunction with the Series A preferred stock financing in 2007, the Company entered into a consulting agreement with an affiliate of the Series A preferred stockholder. The Agreement provides for quarterly fees of $25,000 for a term of one year that automatically renews for one year terms unless otherwise terminated. The Company also uses the affiliate for sales support. During the year ended December 31, 2014 and the six months ended June 30, 2015 and 2014 (unaudited), the Company incurred expenses of approximately $90,000, $51,000 and $52,000, respectively, related to services performed by the Series A stockholder affiliate and paid approximately $104,000, $78,000 and $79,000, respectively. As of December 31, 2014 and June 30, 2015 (unaudited), the Company has accrued payables to the stockholder affiliate of approximately $27,000.

10.	SUBSEQUENT EVENTS (UNAUDITED)

The Company has evaluated subsequent events through December 23, 2015, the date which the financial statements were available to be issued.

On October 12, 2015, Barracuda Networks, Inc. acquired all of the Company’s outstanding stock for approximately $65,440,000 in cash purchase consideration, of which $7,000,000 was held back for potential indemnification obligations of the Company’s equityholders. Effective upon the close of the acquisition, the acquisition proceeds were used to repay the outstanding $3,650,000 under the amended Loan and Security Agreement.

In November 2015, the Company cancelled 6,250 square feet of its Boston, MA office space lease and associated tenant subleases, which previously totaled 12,500 square feet. As of June 30, 2015 (unaudited), the associated total deferred rent recorded was approximately $100,600. As of December 31, 2014, the future minimum payments, net of sublease income, was approximately $59,400.